Exhibit 99.6

[Nasdaq Letterhead]

Sent via Facsimile and Overnight Commercial Courier

February 9, 2004

Mr. J. Raymond Bilbao
Senior Vice President, General Counsel and Secretary
Minorplanet Systems USA, Inc.
1155 Kas Drive, Suite 100
Richardson, Texas 75081

Re:	Minorplanet Systems USA, Inc. (System: MNPL)
Nasdaq Listing Qualifications Hearings
Docket NQ 4553C-04

Dear Mr. Bilbao:

We have received your request on behalf of Minorplanet Systems USA, Inc. (the “Company”) to appeal Staff’s determination to delist the Company’s securities from The Nasdaq SmallCap Market based upon the deficiencies and/or concerns set forth in the letter dated February 2, 2004. Accordingly, the delisting action referenced in Staff’s prior letter has been stayed.1

This letter provides formal notice that your request will be considered at an oral hearing to be held before a Listing Qualifications panel (the “Panel”) authorized by the Board of Directors of The Nasdaq Stock Market, Inc. (“Nasdaq”). The hearing will be held on Thursday, March 4, 2004 at 9:30 a.m. at the law offices of Akin, Gump, Strauss, Hauer & Feld, LLP at 1333 New Hampshire Avenue, N.W., 10th Floor, Washington, D.C. 200362. Please arrive 30 minutes prior to the time of your hearing. If you choose not to appear before the Panel, your request will be considered on the basis of the written material submitted by the Company. In addition to demonstrating its ability to regain compliance with the particular deficiencies cited by Staff, the Company must also demonstrate its ability to sustain long term compliance with all applicable maintenance criteria.3 In the event the Company is currently subject to a Marketplace Rule prescribed compliance period for a particular deficiency (e.g., bid price or market value of publicly held shares), it must also address its plan for regaining compliance with those particular

1 The Company will be notified in the event new deficiencies are identified either prior or subsequent to the hearing and will be provided with an opportunity to respond.

2 In accordance with Nasdaq policy, each company that requests a hearing will be scheduled to appear on the next available hearing date, therefore, hearing request for specific dates will not be honored. In addition, continuances will not be granted.

3 In the case of a shareholders’ equity deficiency, the Company should provide 12-month projections on a balance sheet and income statement basis evidencing the Company’s ability to achieve and sustain compliance with the minimum shareholders’ equity requirement. The Company must also clearly set forth any assumptions that underlie those projections.

standard(s) on or before the expiration of the applicable compliance period. Finally, if prior to the hearing the Company believes it has regained compliance with all criteria for continued listing and can evidence an ability to sustain compliance with those requirements over the long term, the Company should immediately notify its Listing Analyst via telephone and letter and provide a copy of such letter to the Nasdaq Office of Listing Qualifications Hearings (The “Hearings Department”). Subsequent to the receipt of such submission, the Listing Analyst will determine whether the hearing should be deemed moot. Upon notice from the Listing Analyst, the Hearings Department will then advise the Company by letter in the event a determination to cancel the hearing is made.

The Panel will be provided with copies of the Company’s prior submission(s) upon which Staff based its determination. Although not required, it is strongly recommended that the Company submit an updated plan of compliance for the Panel’s review prior to the hearing. The Company must also provide three unbound 8 ½” by 11” single-sided copies of the following:

a.	The Company’s most recent Proxy Statement, Form 10-Q and Form 10-K filings;

b.	any Form 8-K filings made subsequent to the most recent report; and

c.	any other relevant material so long as it is unbound and printed on 8 ½” by 11” single- sided paper.[4]

The Panel may also consider the existence and content of any other public filings and press releases that relate to the Company’s compliance with any Nasdaq listing requirement, including the Company’s bid price and market makers.5

All submissions must be forwarded to the attention of Donna M. Barnes, Hearings Assistant, Nasdaq Listing Qualifications Hearings, 9600 Blackwell Road, 3rd Floor, Rockville, MD 20850 (phone: (301) 978-8071) and must be received, in their original form, by 5:00 p.m. (ET) on Tuesday, February 17, 2004. Extensions will not be granted. Please note: The record will be closed with respect to the receipt of additional submissions after the date specified above. Any submissions received after that date will be returned. In the case of an oral hearing, the record will be reopened at the hearing and the Company may then submit no less than four copies of any supplemental information it wishes to provide at that time. In the case of a written hearing, the record will be reopened for the submission of supplemental information three days prior to the hearing date and will close at 5:00 p.m. (ET) on the date preceding the hearing.6 Subsequent to the hearing, submissions will not be accepted unless the Panel requests further documentation or the Company obtains permission from the Panel to make an additional submission.

4 The fact that the filings are on the SEC’s EDGAR filing system does not relieve the Company of its obligation to provide these documents to the Hearings Department.

5 Such information may be considered by the Panel even in the event it is discovered subsequent to the hearing date.

6 As indicated below, companies scheduled for both written and oral hearings will receive an opening statement and a copy of a memorandum prepared by Staff at least three days prior to the hearing. As such, the record will be reopened to allow companies to respond to those documents and to provide any other updates they deem relevant.

Nasdaq will utilize all documents and information filed pursuant to the Nasdaq Marketplace Rule 4000 Series and the Procedures For Review of Nasdaq Listing Determinations, as set forth in the Nasdaq Marketplace Rule 4800 Series, for the purpose of determining compliance with the applicable provisions of the Nasdaq Marketplace Rules or for other regulatory purposes deemed appropriate by Nasdaq or the NASD. For your convenience, we have enclosed a copy of the Procedures for Review. Additional information relating to the hearing process and current and proposed Marketplace rules may be found on our website at http://www.nasdaq.com/about/legalcompliance.stm.

Should this matter be appealed to the Nasdaq Listing and Hearing Review Council (the “Listing Council”), the Listing Council’s decision will be filed with the Securities and Exchange Commission (the “SEC”) as required by SEC Rule 19d-1. Nasdaq may also make a summary of the Listing Council decision available on Nasdaq’s public website (see above). Should the Listing Council’s decision be appealed to the SEC, Nasdaq will certify and file a copy of the entire record in this matter with the SEC as required by SEC Rule 19d-3. In addition, information provided to Nasdaq or the NASD may be subject to disclosure in response to a subpoena or other request for access from a court or federal, state or self-regulatory body. As a result, special requests for confidential treatment of information cannot be granted; however, the Company should note that Nasdaq does not intend to publicly disseminate any of the information submitted to the Panel except as noted directly above.

Pursuant to Marketplace Rule 4890, communications relevant to the merits of a proceeding under the Marketplace Rule 4800 Series between the Listing Qualifications or Listings Investigations Staff and the Hearings Department are prohibited unless the Company or its designated representative has been provided notice and an opportunity to participate. Marketplace Rule 4890 also prohibits such communications relevant to the merits between the Company and the Hearings department unless Staff is provided with notice and an opportunity to participate. In this case, Staff has notified the Hearings Department that it will waive its right to participate in any oral communications between the Company and the Hearings Department; consequently, the Company should contact the Hearings Department directly should it require clarification of any issues that relate to the hearing. Should Staff determine to revoke the waiver, the Company will be immediately notified and the requirements of Marketplace Rule 4890 will be thereinafter strictly enforced. The Company should be aware that Staff will be provided with copies of all documentation submitted by the Company for the Panel’s review and will be permitted to submit a written response/hearing memorandum for inclusion in the hearing record, a copy of which will be provided to the Company at least three calendar days in advance of the hearing, in accordance with Marketplace Rule 4870(a).

The Company was required to make a public announcement through the news media, which disclosed the receipt of Staff’s determination to delist the Company’s securities and the Nasdaq rules upon which that determination was based, in accordance with the Nasdaq Marketplace Rule 4815(b). We have received the requisite press release.7 Please remember that Marketplace Rule 4815(b) does not relieve the Company of its obligation to assess the materiality of Staff’s

7 Should the Company receive notice of an additional deficiency, it will be required to comply with the disclosure requirement under Marketplace Rule 4815(b), even if the Company has already requested a hearing before a Panel.

delisting determination under the federal securities laws nor does the rule provide a safe harbor under the federal securities laws. Accordingly, the Company should consult with its securities counsel regarding its disclosure obligations and other obligations mandated by law.

Finally, the Company should be aware that Nasdaq has negotiated a rate with the Westin Embassy Row located at 2100 Massachusetts Avenue, N.W., Washington, D.C. 20008, which is available to all companies and their representatives that plan to attend a hearing. If you wish to reserve a sleeping room at the hotel, please contact the reservation office at (888) 627-8439 and indicate that you are scheduled to appear at a Nasdaq Listing Qualifications Hearing.

If you have any questions regarding this matter, please do not hesitate to contact me at (301) 978-8070.

Sincerely,

David A. Donohoe, Jr.
Chief Counsel and Associate Vice President
Nasdaq Listing Qualifications Hearings

4800. PROCEDURES FOR REVIEW OF NASDAQ LISTING DETERMINATIONS

4810. Purpose and General Provisions

(a)  The purpose of this Rule 4800 Series is to provide procedures for the independent review of determinations of the Association that prohibit or limit the listing of an issuer’s securities on the Nasdaq Stock Market based upon the Nasdaq Stock Market Rules, as set forth in the Rule 4000 Series. Securities of issuers that do not meet the quantitative or qualitative listing standards set forth in the Rule 4000 Series are subject to delisting from, or denial of initial inclusion on, The Nasdaq Stock Market.

(b)  An issuer may file a written request for an extension of time to comply with any of the standards set forth in the Rule 4000 Series or an exception to those standards at any time during the pendency of a proceeding under the Rule 4800 Series. The Association may grant extensions or exceptions where it deems appropriate.

(c)  At each level of a proceeding under the Rule 4800 Series, the Listing Qualifications Panel (as defined in Rule 4830), Nasdaq Listing and Hearing Review Council (the “Listing Council”), or the NASD Board of Governors (the “NASD Board”), as part of its respective review, may request additional information from the issuer. The issuer will be afforded an opportunity to address the significance of the information requested.

(d)  At each level of a proceeding under the Rule 4800 Series, the Listing Qualifications Panel, Listing Council, or NASD Board, as part of its respective review, may consider the issuer’s bid price, market makers or any information that the issuer releases to the public, including any additional quantitative deficiencies reflected in the released information.

(e)  At each level of a proceeding under the Rule 4800 Series, the Listing Qualifications Panel, Listing Council, or NASD Board, as part of its respective review, may consider any failure to meet any quantitative standard or qualitative consideration set forth in the Rule 4000 Series, including failures previously not considered in the proceeding. The issuer will be afforded notice of such consideration and an opportunity to respond. In this regard, the issuer may be subject to additional or more stringent criteria for the initial or continued inclusion of particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued inclusion of the securities inadvisable or unwarranted in the opinion of the Association, even though the securities meet all enumerated criteria for initial or continued inclusion in The Nasdaq Stock Market.

4820. Request for Hearing

(a)  An issuer may, within seven calendar days of the earlier of the date of the Staff Determination or the Staff Warning Letter referenced in Rule 4450(e), request either a written or oral hearing to review the Staff Determination. Requests for hearings should be filed with The Nasdaq Office of Listing Qualifications Hearings (the “Hearings Department”). A request for a hearing shall stay the delisting action pending the issuance of a written determination by a Listing Qualifications Panel. If no hearing is requested within the seven calendar day period, the right to request review is waived, and the Staff Determination shall take immediate effect. All hearings shall be held before a Listing Qualifications Panel as described in Rule 4830. All hearings shall be scheduled, to the extent practicable, within 45 days of the date that the request for hearing is filed, at a location determined by the Hearings Department. The Hearings Department shall make an acknowledgment of the issuer’s hearing request stating the date, time, and location of the hearing, and the deadline for written submissions to the Listing Qualifications Panel. The issuer shall be provided at least 10 calendar days notice of the hearing unless the issuer waives such notice.

(b)  The issuer may file a written submission with the Hearings Department stating the specific grounds for the issuer’s contention that the Staff Determination was in error or requesting an extension of time to comply with the listing requirements or an exception to those requirements, as permitted by Rule 4810. The issuer may also submit any documents or other written material in support of its request for review, including any information not available at the time of the Staff Determination.

(c)  Within 15 calendar days of the date of the Staff Determination, but in no event after the time of the hearing, the issuer must submit a hearing fee to The Nasdaq Stock Market, Inc., to cover the cost of holding the hearing, as follows:

(1)	where consideration is on the basis of written submission from the issuer, $4,000; or

(2)	where consideration is on the basis of an oral hearing, whether in person or by telephone, $5,000.

[Adopted by SR-NASD-98-88 eff. May 4, 1999; amended by SR-NASD-2001-17 eff. May 31,2001]

4830. The Listing Qualifications Panel

(a)	All hearings will be conducted before an independent panel (the “Listing Qualifications Panel”) composed of at least two persons, not employees of the NASD or its subsidiaries, designated by the Nasdaq Board of Directors. No person shall serve as a Listing Qualifications Panel member for a matter if his or her interest or the interests of any person in whom he or she is directly or indirectly interested will be substantially affected by the outcome of the matter.

(b)	Prior to the hearing, the Listing Qualifications Panel will review the written record, as defined in Rule 4870. At the hearing, the issuer may make such presentation as it deems appropriate, including the appearance by its officers, directors, accountants, counsel, investment bankers, or other persons. Hearings are generally scheduled to last one hour, but may be extended at the discretion of the Listing Qualifications Panel. The Listing Qualifications Panel may question any representative of the issuer appearing at the hearing. A transcript of oral hearings will be kept. The record of proceedings before a Listing Qualifications Panel will bekept by the Hearings Department.

(c)	After the hearing, the Listing Qualifications Panel will issue a written decision (the “Panel Decision”) describing the specific grounds for the determination and identifying the quantitative standard or qualitative consideration set forth in the Rule 4000 Series that the issuer has failed to satisfy. The Panel Decision will be promptly provided to the issuer and is effective immediately unless it specifies to the contrary. The Panel Decision will provide notice that the issuer may request review of the Panel Decision by the Nasdaq Listing and Hearing Review Council within 15 calendar days of the date of the Panel Decision and that the Panel Decision may be called for review by the Nasdaq Listing and Hearing Review Council within 45 calendar days from the date of the Panel Decision pursuant to Rule 4840.

[Adopted by SR-NASD-98-88 eff. May 4, 1999]

4840. Review by the Nasdaq Listing and Hearing Review Council

(a)	The Nasdaq Listing and Hearing Review Council (the “Listing Council”) is a committee appointed by the Nasdaq Board of Directors pursuant to Article V of the Nasdaq By-laws whose responsibilities include the consideration of determinations to limit or prohibit the listing of an issuer’s securities.

(b)	The issuer may initiate the Listing Council’s review of any Panel Decision by making a written request within 15 calendar days of the date of the decision. Requests for review should be addressed to the Listing Council in care of the Nasdaq Office of Appeals and Review. The request will not operate as a stay of the Panel Decision. Also within 15 calendar days of the date of the Panel Decision, the issuer must submit a fee of $4,000 to The Nasdaq Stock Market, Inc. to cover the cost of the review. Upon receipt of the request for review and the applicable fee, the Nasdaq Office of Appeals and Review will make an acknowledgment of the issuer’s request stating the deadline for the issuer to provide any written submissions.

(c)	The Listing Council may also consider any Panel Decision upon the request of one or more members of the Listing Council within 45 calendar days of the date of the Panel Decision. The issuer will be promptly informed of the reasons for the review and will be provided a deadline to provide a written submission if the issuer wishes. The institution of discretionary review by the Listing Council will not operate as a stay of the Panel Decision, unless the call for review specifies to the contrary. At the sole discretion of the

Listing Council, the call for review of a Panel Decision may be withdrawn at any time prior to the issuance of a decision.

(d)	The Listing Council will consider the written record and, at its discretion, hold additional hearings. Any hearing will be scheduled, to the extent practicable, within 45 days of the date that a request for review initiated by either the issuer or one or more members of the Listing Council, is made. The Listing Council may also recommend that the NASD Board of Governors (“NASD Board”) consider the matter. The record of proceedings before the Listing Council will be kept by the Nasdaq.

(e)	The Listing Council will issue a written decision (the “Listing Council Decision”) that affirms, modifies, or reverses the Panel Decision or that refers the matter to Nasdaq staff or to the Listing Qualifications Panel for further consideration. The Listing Council Decision will describe the specific grounds for the decision, identify the quantitative standard or qualitative consideration set forth in the Rule 4000 Series that the issuer has failed to satisfy, and provide notice that the NASD Board may call the Listing Council Decision for review at any time before its next meeting which is at least 15 calendar days following the issuance of the Listing Council Decision. The Listing Council Decision will be promptly provided to the issuer and will take immediate effect unless it specifies to the contrary.

[Adopted by SR-NASD-98-88 eff. May 4, 1999; amended by SR-NASD-2001-17 eff. May 31,2001; amended by SR-NASD-2001-02 eff. March 8, 2001]

4880. Delivery of Documents

Delivery of any document under this Rule 4800 Series by an issuer or by the Association may be made by hand delivery to the designated address, or by facsimile to the designated facsimile number and overnight courier to the designated address. Delivery will be considered timely if hand delivered prior to the relevant deadline or upon being faxed and/or sent by overnight courier service prior to the relevant deadline. If an issuer has not specified a facsimile number or address, delivery will be made to the last known facsimile number and address. If an issuer is represented by counsel or a representative, delivery will be made to the counsel or representative.

[Adopted by SR-NASD-98-88 eff. May 4, 1999]

4885. Computation of Time

In computing any period of time under the Rule 4800 Series, the day of the act, event, or default from which the period of time begins to run is not to be included. The last day of the period so computed is included, unless it is a Saturday, Sunday, federal holiday, or NASD holiday in which event the period runs until the end of the next day that is not a Saturday, Sunday, federal holiday or NASD holiday.

[Adopted by SR-NASD-98-88 eff. May 4, 1999]

4890. Prohibited Communications

(a)  Unless on notice and opportunity for the appropriate Nasdaq staff and the issuer to participate, a representative of the Association involved in reaching a Staff Determination, or an issuer, counsel to or representative of an issuer shall not make or knowingly cause to be made a communication relevant to the merits of a proceeding under this Rule 4800 Series (a “Prohibited Communication”) to any member of the Listing Qualifications Panel or the Listing Council, to any Governor of the NASD Board who is participating in or advising in the decision in that proceeding, or to any Association employee who is participating or advising in the decision of these individuals.

(b)  Listings Qualifications Panel members, Listing Council members, Governors of the NASD Board and Association employees who are participating in or advising in the decision in a proceeding under this Rule 4800 Series, shall not make or knowingly cause to be made a Prohibited Communication to an issuer, counsel to or representative of an issuer, or a representative of the Association involved in reaching a Staff Determination.

(c)  If a Prohibited Communication is made, received, or caused to be made, the Association will place a copy of it, or its substance if it is an oral communication, in the record of the proceeding. The Association will permit Nasdaq staff or the issuer, as applicable, to respond to the Prohibited Communication, and will place any response in the record of the proceeding.

(d)  If the issuer submits a proposal to resolve matters at issue in a Rule 4800 Series proceeding, that submission will constitute a waiver of any claim that Association communications relating to the proposal were Prohibited Communications.

[Adopted by SR-NASD-98-88 eff. May 4, 1999]